Exhibit 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS
ATTORNEY AT LAW
1224 Washington Avenue
Miami Beach, Florida 33139
(305) 531-1174
Facsimile: (305) 531-1274
Email: jiemas@bellsouth.net

April 9, 2007

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re:  Card Activation Technologies, Inc.

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the registration statement (the “Registration Statement") of the Company on Form SB-2/A, covering the registration under the Securities Act of 1933, as amended, of up to 44,431,613  shares (the “Registered Shares”) by existing shareholders of the Company of the Company’s common stock (the “Common Stock”).

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1.
The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement.

2.	The Company has an authorized capitalization of 175,000,000 shares of Common Stock, $0.001 par value and 1,000,000 shares of Preferred Stock, $0.001 par value.
3.	I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Delaware.

This opinion includes my opinion on Delaware law including the Delaware Constitution, all applicable provisions of Delaware statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours,

/s/ Joseph I. Emas
JOSEPH I. EMAS, ESQUIRE